UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018 (June 19, 2018)

RPX Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35146	26-2990113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Plaza, Suite 1100

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(866) 779-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, RPX Corporation, a Delaware corporation (“RPX”), entered into an Agreement and Plan of Merger, dated as of April 30, 2018 (the “Merger Agreement”), by and among Riptide Parent, LLC, a Delaware limited liability company (“Parent”), and Riptide Purchaser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent and Purchaser are beneficially owned by affiliates of HGGC, LLC (“HGGC”). Pursuant to the Merger Agreement, Purchaser conducted a tender offer (the “Offer”) for all of the outstanding shares of common stock of RPX (the “Company Shares”) at a purchase price of $10.50 per Company Share, net to the seller in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (the “Offer Price”).

The Offer and withdrawal rights expired at one minute after 11:59 p.m., New York City time, on June 18th, 2018. The depository for the Offer, Computershare Trust Company (the “Depository”), has indicated that as of the expiration of the Offer, a total of 34,330,652 Company Shares were validly tendered into and not validly withdrawn from the Offer (not including 910,497 Company Shares tendered pursuant to notices of guaranteed delivery), representing approximately 68% of the outstanding Company Shares. The number of Company Shares validly tendered and not validly withdrawn pursuant to the Offer (excluding Company Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)) by the Depositary in the Offer), when added to the 1,594,500 Company Shares already owned by Parent, Purchaser or their respective affiliates, satisfies the Minimum Tender Condition (as defined in the Merger Agreement). All Offer conditions were satisfied or waived, and Purchaser has accepted for payment all Company Shares validly tendered into and not validly withdrawn from the Offer, and payment for such Company Shares will be promptly made to the Depository, which will transmit such payments to tendering RPX stockholders whose Company Shares have been accepted for payment, in accordance with the terms of the Offer.

On June 19, 2018, following consummation of the Offer, Purchaser merged with and into RPX (the “Merger”), with RPX surviving as a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the RPX stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Company Share (other than shares owned by Purchaser, Parent, RPX (as treasury stock), any wholly owned subsidiary of Parent or RPX, or by any stockholder of RPX who is entitled to and properly demanded and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn their respective demand nor otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL “dissenting shares”)) was converted into the right to receive an amount in cash equal to the Offer Price.

Pursuant to the Merger Agreement, at the Effective Time, each option to acquire Company Shares, whether vested or unvested, granted pursuant to any Company Stock Plan (as defined in the Merger Agreement) that was outstanding immediately prior to the Effective Time (collectively, the “Company Stock Options”) were canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of the Offer Price over the applicable per-share exercise price of such canceled Company Stock Option, multiplied by (ii) the total number of shares of Company Shares underlying such Company Stock Option, less any required withholding taxes, payable within five business days following the Effective Time, provided, that, if the per-share exercise price of any such Company Stock Option was equal to or greater than the Offer Price, such Company Stock Option was canceled for no consideration.

The Merger Agreement also provides that each restricted stock unit granted pursuant to any Company Stock Plan that was outstanding and vested by its terms (taking into account any accelerated vesting as a result of the transaction contemplated by the Merger Agreement) immediately prior to the Effective Time (collectively, the “Company RSUs”) was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Shares underlying such Company RSU, multiplied by (ii) the Offer Price, less any required withholding taxes, payable within five business days following the Effective Time. Each unvested Company RSUs was assumed and substituted by Parent (the “Substituted RSUs”) and will continue to have, and be subject to, the same terms and conditions as were in effect immediately prior to the Effective Time (including with respect to vesting, settlement, forfeiture terms, and accelerated vesting on specific terminations of employment, to the extent applicable), except for changes to certain terms rendered inoperative by reason of the Merger or for such certain administrative or ministerial changes, and, upon vesting, the holder thereof shall be entitled to the amount in cash, without interest, equal to the product of (i) the total number of shares of Company Shares underlying such Substituted RSU that would have become vested pursuant to its terms, multiplied by (ii) the Offer Price, less any required withholding taxes, payable at the same time as such Company RSUs for which the Substituted RSUs were assumed and substituted would have been settled pursuant to their terms.

The Merger Agreement provides that each performance stock unit granted pursuant to any Company Stock Plan that was outstanding immediately prior to the Effective Time (collectively, the “Company PSUs”) and vested by its terms (taking into account any accelerated vesting as a result of the transaction contemplated by the Merger Agreement) immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Shares underlying such Company PSU, multiplied by (ii) the Offer Price, less any required withholding taxes, payable within five business days following the Effective Date. Each unvested Company PSUs was assumed and substituted by Parent (the “Substituted PSUs”) and has the same terms and conditions as are in effect immediately prior to the Effective Time (including vesting, settlement and forfeiture terms), except that any performance-based vesting condition to which such Substituted PSU was subject was treated as having been attained at target achievement levels, for changes to certain terms rendered inoperative by reason of the Merger or for such certain administrative or ministerial changes and, upon vesting, the holder thereof shall be entitled to the amount in cash, without interest, equal to the product of (i) the total number of shares of Company Shares underlying such Substituted PSU that would have become vested pursuant to its terms, multiplied by (ii) the Offer Price, less any required withholding taxes, payable at the same time as such Company PSUs for which the Substituted PSUs were assumed and substituted would have been settled pursuant to their terms.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by RPX on May 1, 2018 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on June 19, 2018, Purchaser irrevocably accepted for payment all Company Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. On June 19, 2018, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of RPX stockholders required to consummate the Merger. Upon the consummation of the Merger, RPX became a wholly owned subsidiary of Parent.

In connection with the consummation of the Offer and Merger, and subject to payments in respect of dissenting shares, the aggregate consideration paid by Purchaser for all equity securities of RPX is approximately $508.2 million, without giving effect to related transaction fees and expenses. The purchase price was funded by a combination of RPX’s cash on hand, equity financing from investment funds affiliated with HGGC and previously disclosed in the Offer to Purchase, dated May 21, 2018 (as amended), and debt financing from Jefferies Finance LLC (“Jefferies”), BCF Senior Funding I LLC, BBH-Barings Senior Funding I, LLC, Massachusetts Mutual Life Insurance Company, NAPLF Senior Funding I LLC, C.M. Life Insurance Company, and Barings Finance LLC, consisting of a term loan of $240 million pursuant to that certain Credit Agreement, dated as of June 19, 2018, by and among Purchaser, RPX, Parent, certain domestic subsidiaries of Parent as guarantors, the lenders from time to time party thereto and Jefferies as administrative agent and collateral agent.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, RPX (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger on June 19, 2018, and (ii) requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Company Shares on NASDAQ has been halted and will be suspended prior to the next trading day. RPX also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that RPX’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

As a result of the Offer and the Merger, a change in control of RPX occurred. At the Effective Time, RPX became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time and pursuant to the terms of the Merger Agreement, each of the directors of RPX (Andrew Africk, Martin E. Roberts, Shelby W. Bonnie, Frank Dangeard, Steven L. Fingerhood, Gilbert S. Palter, Sanford Robertson, Mallun Yen and Magdalena Yesil) ceased to be a director of RPX, and each ceased to be on any committee of the board of directors of RPX. At such time, Richard F. Lawson, J. Steven Young, David Chung and Steven A. Leistner became the directors of RPX.

Also at the Effective Time each of Martin E. Roberts, David J. Anderson, and Edward F. Straube will continue to be officers of RPX.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, RPX’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of RPX’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events

On June 19, 2018, HGGC and RPX issued a joint press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 30, 2018, among RPX Corporation, Riptide Parent, LLC and Riptide Purchaser, Inc. (incorporated by reference to Exhibit 2.1 to RPX Corporation’s Current Report on Form 8-K filed with the SEC on May 1, 2018).

3.1	Amended and Restated Certificate of Incorporation of RPX Corporation, dated June 19, 2018.

3.2	Amended and Restated Bylaws of RPX Corporation, effective June 19, 2018.

99.1	Joint Press Release issued by HGGC, LLC and RPX Corporation, dated June 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ Martin Roberts
Martin Roberts
Chief Executive Officer

Date: June 19, 2018